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As filed with the Securities and Exchange Commission on June 26, 2008

Registration No. [    •    ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

INTERVAL LEISURE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-2590997 (I.R.S. Employer Identification No.)

6262 Sunset Drive Miami, FL (Address of Principal Executive Offices)	33143 (Zip Code)

(305) 666-1861
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        This Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the spin-offs (as described in the Information Statement which is a part of this Registration Statement) and the related transactions contemplated to occur prior to or contemporaneously with the spin-offs will be consummated as contemplated by the Information Statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications to or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

        This registration statement on Form 10 of Interval Leisure Group, Inc. ("ILG") hereby incorporates by reference the information contained in the information statement filed as Exhibit 99.1 to this Form 10 (the "Information Statement"). All information contained in the Information Statement concerning any of HSN, Inc., Ticketmaster or Tree.com, Inc. (each, a "Spinco") has been provided by such Spinco and ILG takes no responsibility for the accuracy of any such information to the extent it does not relate to ILG. For your convenience, ILG has provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See "Summary," "Risk Factors," "Certain Information With Respect To ILG—Business of ILG" and "Certain Relationships and Related Party Transactions"
Item 1A.	Risk Factors	See "Risk Factors" and "Certain Information With Respect To ILG—Risk Factors Relating to the Business of ILG Following the Spin-Offs"
Item 2.	Financial Information
See "Certain Information With Respect To ILG—Capitalization," "Certain Information With Respect To ILG—Selected Historical Financial Data," "Certain Information With Respect To ILG—Unaudited Pro Forma Condensed Consolidated Financial Statements," "Certain Information With Respect To ILG—Management's Discussion and Analysis of Financial Condition and Results of Operations of ILG," "Certain Information With Respect To ILG—Quantitative and Qualitative Disclosures about Market Risk" and "Annex B—ILG Consolidated Financial Statements"
Item 3.	Properties	See "Certain Information With Respect To ILG—Business of ILG—Properties"
Item 4.	Security Ownership of Certain Beneficial Owners and Management	See "Certain Information With Respect To ILG—ILG Security Ownership of Certain Beneficial Owners and Management"
Item 5.	Directors and Executive Officers	See "Certain Information With Respect To ILG—Management of ILG"
Item 6.	Executive Compensation	See "Certain Information With Respect To ILG—ILG Executive Compensation" and "Spinco Stock and Annual Incentive Plans"
Item 7.	Certain Relationships and Related Transactions, and Director Independence	See "Certain Information With Respect To ILG" and "Certain Relationships and Related Party Transactions"
Item 8.	Legal Proceedings	See "Certain Information With Respect To ILG—Business of ILG—ILG Legal Proceedings"

2

Item 9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
See "Summary," "The Separation," "Dividend Policy," "Certain Information With Respect To ILG—ILG Executive Compensation," "Certain Information With Respect To ILG—ILG Security Ownership of Certain Beneficial Owners and Management," "Certain Information With Respect To ILG—Capitalization" and "Spinco Stock and Annual Incentive Plans"
Item 10.	Recent Sales of Unregistered Securities	Not applicable
Item 11.	Description of Registrant's Securities to be Registered	See "The Separation" and "Description of Capital Stock of the Spincos"
Item 12.	Indemnification of Directors and Officers	See "Description of Capital Stock of the Spincos—Limitation on Liability of Directors and Indemnification of Directors and Officers" and "Certain Relationships and Related Party Transactions"
Item 13.	Financial Statements and Supplementary Data
See "Certain Information With Respect To ILG—Selected Historical Financial Data," "Certain Information With Respect To ILG—Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Annex B—ILG Consolidated Financial Statements"
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable
Item 15.	Financial Statements and Exhibits	See "Certain Information With Respect To ILG—Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Annex B—ILG Consolidated Financial Statements"

  (a)   List of Financial Statements and Schedules.

    The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

      (1)
      Unaudited Pro Forma Condensed Consolidated Financial Statements of Interval Leisure Group, Inc.; and

      (2)
      ILG Consolidated Financial Statements, including Report of Independent Registered Public Accounting Firm

      (3)
      Schedule of Valuation and Qualifying Accounts

3

  (b)   Exhibits.

    The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
2.2	Asset Purchase Agreement among Interval International, Inc., as Purchaser, and Vacation Management, Limited, Martyn Neil Rix and Graham Ross Wilkinson, as Sellers, dated as of June 13, 2007*
2.3	Stock Purchase Agreement among Interval Acquisition Corp., Vacation Holdings Hawaii, Inc., as Purchasers, and Gaylord Entertainment Company and ResortQuest International, Inc., as Sellers, dated as of April 18, 2007
3.1	Form of Amended and Restated Certificate of Incorporation of Interval Leisure Group, Inc.*
3.2	Form of Amended and Restated By-laws of Interval Leisure Group, Inc.*
10.1	Form of Tax Sharing Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.2	Form of Transition Services Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.3	Form of Employee Matters Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.4	Spinco Agreement, dated as of May 13, 2008, between IAC/InterActiveCorp, Liberty Media Corporation, LMC Silver King, Inc., Liberty HSN II, Inc., LMC USA VIII, Inc., LMC USA IX, Inc., LMC USA XI, Inc., LMC USA XII, Inc., LMC USA XIII, Inc., LMC USA XIV, Inc., LMC USA XV, Inc., Liberty Tweety, Inc., BDTV Inc., BDTV II Inc., BDTV III Inc., BDTV IV Inc. and Barry Diller (filed as Exhibit 10.1 to IAC/InterActiveCorp's Current Report on Form 8-K (SEC File No. 0-20570) dated May 13, 2008 and incorporated herein by reference)
10.5	Employment Agreement between IAC/InterActiveCorp and Craig M. Nash, dated as of [ ], 2008*†
10.6	Employment Agreement between Interval Acquisition Corp. and Jeanette E. Marbert, dated as of [ ], 2008*†
10.7	Severance Agreement between Interval Acquisition Corp. and John A. Galea, dated as of [ ], 2008*†
10.8	Severance Agreement between Interval Acquisition Corp. and Marie A. Lee, dated as of September 1, 2007†
10.9	Severance Agreement between Interval Acquisition Corp. and Victoria J. Kincke, dated as of [ ], 2008*†
10.10	Interval Leisure Group, Inc. 2008 Stock and Annual Incentive Plan*†
10.11	Lease Agreement between Interval International, Inc., as Lessee, and Frank Guilford Development Group, LLC, dated as of November 1, 1999, as amended
21.1	Subsidiaries of Interval Leisure Group, Inc.*
99.1	Preliminary Information Statement of HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc. subject to completion, dated May 13, 2008
99.2	Supplemental Quarterly Financial Data for the Year Ended December 31, 2007

*
To be filed by amendment

†
Reflects management contracts and management and director compensatory plans

4

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Interval Leisure Group, Inc.
By:	/s/ GREGORY R. BLATT
Name: Gregory R. Blatt
Title: Vice President

Dated: June 26, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
2.2	Asset Purchase Agreement among Interval International, Inc., as Purchaser, and Vacation Management, Limited, Martyn Neil Rix and Graham Ross Wilkinson, as Sellers, dated as of June 13, 2007*
2.3
Stock Purchase Agreement among Interval Acquisition Corp., Vacation Holdings Hawaii, Inc., as Purchasers, and Gaylord Entertainment Company and ResortQuest International, Inc., as Sellers, dated as of April 18, 2007
3.1	Form of Amended and Restated Certificate of Incorporation of Interval Leisure Group, Inc.*
3.2	Form of Amended and Restated By-laws of Interval Leisure Group, Inc.*
10.1	Form of Tax Sharing Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.2	Form of Transition Services Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.3	Form of Employee Matters Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp*
10.4
Spinco Agreement, dated as of May 13, 2008, between IAC/InterActiveCorp, Liberty Media Corporation, LMC Silver King, Inc., Liberty HSN II, Inc., LMC USA VIII, Inc., LMC USA IX, Inc., LMC USA XI, Inc., LMC USA XII, Inc., LMC USA XIII, Inc., LMC USA XIV, Inc., LMC USA XV, Inc., Liberty Tweety, Inc., BDTV Inc., BDTV II Inc., BDTV III Inc., BDTV IV Inc. and Barry Diller (filed as Exhibit 10.1 to IAC/InterActiveCorp's Current Report on Form 8-K (SEC File No. 0-20570) dated May 13, 2008 and incorporated herein by reference)
10.5	Employment Agreement between IAC/InterActiveCorp and Craig M. Nash, dated as of [ ], 2008*†
10.6	Employment Agreement between Interval Acquisition Corp. and Jeanette E. Marbert, dated as of [ ], 2008*†
10.7	Severance Agreement between Interval Acquisition Corp. and John A. Galea, dated as of [ ], 2008*†
10.8	Severance Agreement between Interval Acquisition Corp. and Marie A. Lee, dated as of September 1, 2007†
10.9	Severance Agreement between Interval Acquisition Corp. and Victoria J. Kincke, dated as of [ ], 2008*†
10.10	Interval Leisure Group, Inc. 2008 Stock and Annual Incentive Plan*†
10.11	Lease Agreement between Interval International, Inc., as Lessee, and Frank Guilford Development Group, LLC, effective November 1, 1999, as amended
21.1	Subsidiaries of Interval Leisure Group, Inc.*
99.1	Preliminary Information Statement of HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc. subject to completion, dated May 13, 2008
99.2	Supplemental Quarterly Financial Data for the Year Ended December 31, 2007

*
To be filed by amendment

†
Reflects management contracts and management and director compensatory plans

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INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
SIGNATURES
EXHIBIT INDEX